EXHIBIT 99.1

For Immediate Release:	July 15, 2021

HOMB Continues Stable Performance in Second Quarter Delivering Record Net Income Through First Six Months of 2021

Conway, AR – Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released quarterly earnings today.

Highlights of the Second Quarter of 2021:

Metric	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Net Income	$79.1 million	$91.6 million	$81.8 million	$69.3 million	$62.8 million
Total Revenue (net)	$172.4 million	$193.4 million	$181.9 million	$176.1 million	$173.7 million
Income (loss) before income taxes	$104.1 million	$120.5 million	$107.7 million	$90.4 million	$82.1 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$99.4 million	$120.5 million	$107.7 million	$104.4 million	$102.7 million
Pre-tax net income to total revenue (net)	60.42%	62.32%	59.19%	51.32%	47.25%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.66%	62.32%	59.19%	59.28%	59.15%
ROA	1.81%	2.22%	1.97%	1.66%	1.55%
NIM	3.61%	4.02%	4.00%	3.92%	4.11%
NIM, excluding PPP loans (non-GAAP)(1)	3.54%	3.87%	3.97%	3.98%	4.16%
Purchase Accounting Accretion	$5.8 million	$5.5 million	$5.7 million	$7.0 million	$7.0 million
ROE	11.92%	14.15%	12.72%	10.97%	10.27%
ROTCE (non-GAAP)(1)	19.12%	22.90%	20.96%	18.29%	17.40%
Diluted Earnings Per Share	$0.48	$0.55	$0.50	$0.42	$0.38
Non-Performing Assets to Total Assets	0.35%	0.38%	0.48%	0.47%	0.39%
Common Equity Tier 1 Capital	15.0%	14.3%	13.4%	12.6%	12.0%
Leverage	10.9%	11.1%	10.8%	10.4%	10.3%
Tier 1 Capital	15.6%	14.9%	14.0%	13.2%	12.6%
Total Risk-Based Capital	19.5%	18.8%	17.8%	16.9%	16.2%
Allowance for Credit Losses to Total Loans	2.36%	2.25%	2.19%	2.12%	1.99%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.47%	2.40%	2.33%	2.28%	2.14%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“An annualized look at gross revenue and pre-tax, pre-provision, net income (PPNR) shows us on a steady track for the last four years,” said John Allison, Chairman. “Net income for the six-month period ended June 30, 2021 was $170.7 million, or $1.03 earnings per share, which is a record for the Company,” Allison stated. “The continued stable performance our team delivers each quarter brings both a sense of pride and comfort during these unstable economic times,” Allison continued.

“Jamie Dimon recently stated that JP Morgan Chase is effectively ‘stockpiling cash’ with plans to be patient because he believes in being prepared for higher rates and more inflation,” quoted Tracy French, Centennial Bank President and Chief Executive Officer. “One of the hardest things we do is maintain our discipline, and although loan growth might seem a little slow, we too plan to be patient as we do not intend to sell the future of our Company. We won’t be one to reach out in the market for short term gain to create long term pain,” French added.

Operating Highlights

Net income for the three-month period ended June 30, 2021 was $79.1 million, or $0.48 earnings per share. Net income for the six-month period ended June 30, 2021 was $170.7 million, or $1.03 earnings per share, which is a record for the Company.

During the second quarter of 2021, the Company recorded a negative provision for unfunded commitments of $4.8 million, or $0.02 per share. This was  primarily due to a single commercial & industrial loan for which a reserve was no longer considered necessary due to the borrower’s current cash flow position. The Company determined that an additional provision for credit losses on loans was not necessary as the current level of the allowance for credit losses was considered adequate as of June 30, 2021.

Our net interest margin was 3.61% for the three-month period ended June 30, 2021 compared to 4.02% for the three-month period ended March 31, 2021. The yield on loans was 5.40% and 5.56% for the three months ended June 30, 2021 and March 31, 2021, respectively, as average loans decreased from $11.02 billion to $10.54 billion. Additionally, the rate on interest bearing deposits decreased to 0.26% as of June 30, 2021 from 0.33% as of March 31, 2021, with average balances of $9.81 billion and $9.55 billion, respectively.

As of June 30, 2021, we had $473.9 million of Paycheck Protection Program (PPP) loans outstanding. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended June 30, 2021 was 3.54%.(1) The PPP loans were accretive to the net interest margin by 7 basis points for the three-month period ended June 30, 2021 compared to 15 basis points for the three-month period ended March 31, 2021. This was primarily due to approximately $243.2 million of the Company’s PPP loans being forgiven during the second quarter of 2021 as well as the acceleration of deferred fees for the loans that were forgiven. The $243.2 million of PPP loans forgiven during the second quarter of 2021 were partially offset by $70.7 million in new PPP loan originations and funding during the second quarter of 2021. The deferred fee income decreased from $10.4 million to $6.3 million for the three-month periods ended March 31, 2021 and June 30, 2021, respectively.

The effects of the COVID-19 pandemic continued to create a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $966.6 million of average interest-bearing cash balances in the second quarter of 2021 compared to the first quarter of 2021. This excess liquidity diluted the net interest margin by 23 basis points for the three-month period ended June 30, 2021.

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Purchase accounting accretion on acquired loans was $5.8 million and $5.5 million and average purchase accounting loan discounts were $38.6 million and $43.9 million for the three-month periods ended June 30, 2021 and March 31, 2021, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining time deposit premiums were $85,000 and $115,000 for the three-month periods ended June 30, 2021 and March 31, 2021, respectively.

Net interest income on a fully taxable equivalent basis was $143.1 million for the three-month period ended June 30, 2021 and $149.9 million for the three-month period ended March 31, 2021. This decrease in net interest income for the three-month period ended June 30, 2021 was the result of an $8.2 million decrease in interest income, which was partially offset by a $1.3 million decrease in interest expense. The $8.2 million decrease in interest income was primarily the result of a $9.2 million decrease in loan interest income, which was partially offset by a $727,000 net increase in investment income and a $297,000 increase in interest-bearing balances due from banks. The $1.3 million decrease in interest expense was primarily the result of a decrease in interest expense on deposits.

The Company reported $31.1 million of non-interest income for the second quarter of 2021. The most important components of the second quarter non-interest income were $9.7 million from other service charges and fees, $6.2 million from mortgage lending income, $5.1 million from service charges on deposit accounts, $3.0 million from other income, $2.6 million from dividends from FHLB, FRB, FNBB and other, and a $1.3 million adjustment for the increase in fair market value of marketable securities. Included in the $2.6 million in dividends from FHLB, FRB, FNBB and other were $2.2 million in special dividends from equity investments. The Company is still currently involved in these investments; however, past performance does not guarantee future performance.

Non-interest expense for the second quarter of 2021 was $73.0 million. The most important components of the second quarter non-interest expense were $42.5 million from salaries and employee benefits, $15.6 million in other expense and $9.0 million in occupancy and equipment expenses. For the second quarter of 2021, our efficiency ratio was 41.08%.

Financial Condition

Total loans receivable were $10.20 billion at June 30, 2021 compared to $10.78 billion at March 31, 2021. Total deposits were $13.89 billion at June 30, 2021 compared to $13.51 billion at March 31, 2021. Total assets were $17.63 billion at June 30, 2021 compared to $17.24 billion at March 31, 2021.

During the second quarter 2021, the Company experienced approximately $579.3 million in loan decline. Centennial CFG experienced $41.1 million of organic loan growth and had loans of $1.56 billion at June 30, 2021. Our legacy footprint experienced $447.9 million in organic loan decline and $172.5 million in PPP loan decline during the quarter.

Non-performing loans to total loans was 0.58% as of June 30, 2021 compared to 0.59% as of March 31, 2021. Non-performing assets to total assets decreased from 0.38% as of March 31, 2021 to 0.35% as of June 30, 2021. Net charge-offs were $2.5 million for both the first and second quarter of 2021.

Non-performing loans at June 30, 2021 were $22.4 million, $31.8 million, $380,000, $1.6 million and $2.7 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $58.9 million. Non-performing assets at June 30, 2021 were $23.2 million, $32.9 million, $424,000, $1.6 million and $2.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $60.9 million.

The Company’s allowance for credit losses on loans was $240.5 million at June 30, 2021, or 2.36% of total loans, compared to the allowance for credit losses of $242.9 million, or 2.25% of total loans, at March 31, 2021. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.47%(1) at June 30, 2021. As of June 30, 2021 and March 31, 2021, the Company’s allowance for credit losses on loans was 407.99% and 383.47% of its total non-performing loans, respectively.

Stockholders’ equity was $2.70 billion at June 30, 2021 compared to $2.65 billion at March 31, 2021, an increase of approximately $51.0 million. The increase in stockholders’ equity was primarily associated with the $56.0 million increase in retained earnings and a $9.7 million increase in accumulated other comprehensive income, which was partially offset by net stock repurchases and share-based compensation activity of $14.7 million. Book value per common share was $16.39 at June 30, 2021 compared to $16.02 at March 31, 2021. Tangible book value per common share (non-GAAP) was $10.31(1) at June 30, 2021 compared to $9.95(1) at March 31, 2021, an increase of 14.51% on an annualized basis.

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Branches

The Company currently has 76 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 15, 2021. We encourage all participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10157552/e986b17690. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10157552, which will be available until July 22, 2021 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

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FOR MORE INFORMATION CONTACT:

Donna Townsell

Director of Investor Relations

Home BancShares, Inc.

(501) 328-4625

Home BancShares, Inc.

Consolidated End of Period Balance Sheets

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2021	2021	2020	2020	2020

ASSETS

Cash and due from banks	$182,226	$218,814	$242,173	$144,197	$185,047
Interest-bearing deposits with other banks	2,759,027	2,259,734	1,021,615	899,140	1,030,609
Cash and cash equivalents	2,941,253	2,478,548	1,263,788	1,043,337	1,215,656
Investment securities - available-for-sale, net of allowance for credit losses	3,053,712	2,539,123	2,473,781	2,361,900	2,238,005
Loans receivable	10,199,175	10,778,493	11,220,721	11,691,470	11,955,743
Allowance for credit losses	(240,451)	(242,932)	(245,473)	(248,224)	(238,340)
Loans receivable, net	9,958,724	10,535,561	10,975,248	11,443,246	11,717,403
Bank premises and equipment, net	278,502	278,620	278,614	280,364	279,498
Foreclosed assets held for sale	1,969	3,004	4,420	4,322	6,292
Cash value of life insurance	104,132	103,599	103,519	102,989	102,443
Accrued interest receivable	48,725	55,495	60,528	72,599	80,274
Deferred tax asset, net	72,273	77,145	70,249	75,167	74,333
Goodwill	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles	27,886	29,307	30,728	32,149	33,569
Other assets	166,991	166,814	164,904	160,660	174,908
Total assets	$17,627,192	$17,240,241	$16,398,804	$16,549,758	$16,895,406

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$4,076,570	$3,859,722	$3,266,753	$3,207,967	$3,413,727
Savings and interest-bearing transaction accounts	8,744,900	8,477,208	8,212,240	8,011,200	7,970,979
Time deposits	1,069,871	1,175,664	1,246,797	1,718,299	1,793,230
Total deposits	13,891,341	13,512,594	12,725,790	12,937,466	13,177,936
Securities sold under agreements to repurchase	150,540	162,929	168,931	158,447	162,858
FHLB and other borrowed funds	400,000	400,000	400,000	403,428	531,432
Accrued interest payable and other liabilities	118,415	148,999	127,999	139,485	161,095
Subordinated debentures	370,707	370,515	370,326	370,133	369,939
Total liabilities	14,931,003	14,595,037	13,793,046	14,008,959	14,403,260

Stockholders' equity
Common stock	1,645	1,651	1,651	1,652	1,652
Capital surplus	1,501,615	1,516,286	1,520,617	1,520,103	1,518,631
Retained earnings	1,163,810	1,107,818	1,039,370	980,699	932,856
Accumulated other comprehensive income	29,119	19,449	44,120	38,345	39,007
Total stockholders' equity	2,696,189	2,645,204	2,605,758	2,540,799	2,492,146
Total liabilities and stockholders' equity	$17,627,192	$17,240,241	$16,398,804	$16,549,758	$16,895,406

Home BancShares, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2021	2021	2020	2020	2020	2021	2020

Interest income
Loans	$141,684	$150,917	$153,407	$154,787	$158,996	$292,601	$317,144
Investment securities
Taxable	7,185	6,253	6,900	7,227	8,693	13,438	18,469
Tax-exempt	4,905	5,071	4,979	4,367	3,698	9,976	6,812
Deposits - other banks	707	410	270	252	211	1,117	1,327
Federal funds sold	-	-	-	-	-	-	21
Total interest income	154,481	162,651	165,556	166,633	171,598	317,132	343,773

Interest expense
Interest on deposits	6,434	7,705	10,596	13,200	15,116	14,139	39,314
Federal funds purchased	-	-	-	-	-	-	13
FHLB borrowed funds	1,896	1,875	1,917	2,235	2,656	3,771	5,354
Securities sold under agreements to repurchase	107	190	208	237	260	297	722
Subordinated debentures	4,792	4,793	4,810	4,823	4,899	9,585	9,978
Total interest expense	13,229	14,563	17,531	20,495	22,931	27,792	55,381

Net interest income	141,252	148,088	148,025	146,138	148,667	289,340	288,392

Provision for credit losses - loans	-	-	-	14,000	11,441	-	98,264
Provision for credit loss - unfunded commitments	(4,752)	-	-	-	9,214	(4,752)	16,989
Total credit loss expense	(4,752)	-	-	14,000	20,655	(4,752)	115,253

Net interest income after provision for credit losses	146,004	148,088	148,025	132,138	128,012	294,092	173,139

Non-interest income
Service charges on deposit accounts	5,116	5,002	5,544	4,910	4,296	10,118	10,927
Other service charges and fees	9,659	7,608	8,425	8,539	7,666	17,267	13,722
Trust fees	444	522	420	378	397	966	835
Mortgage lending income	6,202	8,167	10,071	10,177	6,196	14,369	8,817
Insurance commissions	478	492	366	271	533	970	1,211
Increase in cash value of life insurance	537	502	534	548	558	1,039	1,118
Dividends from FHLB, FRB, FNBB & other	2,646	8,609	967	3,433	230	11,255	8,072
Gain on SBA loans	1,149	-	304	-	-	1,149	341
(Loss) gain on branches, equipment and other assets, net	(23)	(29)	217	(27)	54	(52)	136
Gain on OREO, net	619	401	150	470	235	1,020	512
Gain on securities, net	-	219	-	-	-	219	-
Fair value adjustment for marketable securities	1,250	5,782	4,271	(1,350)	919	7,032	(4,899)
Other income	3,043	8,001	2,616	2,602	3,939	11,044	7,158
Total non-interest income	31,120	45,276	33,885	29,951	25,023	76,396	47,950

Non-interest expense
Salaries and employee benefits	42,462	42,059	43,022	41,511	40,088	84,521	79,417
Occupancy and equipment	9,042	9,237	9,801	9,566	10,172	18,279	19,045
Data processing expense	5,893	5,870	5,171	4,921	4,614	11,763	8,940
Other operating expenses	15,585	15,700	16,247	15,714	16,084	31,285	34,030
Total non-interest expense	72,982	72,866	74,241	71,712	70,958	145,848	141,432

Income (loss) before income taxes	104,142	120,498	107,669	90,377	82,077	224,640	79,657
Income tax expense (benefit)	25,072	28,896	25,875	21,057	19,250	53,968	16,323
Net income	$79,070	$91,602	$81,794	$69,320	$62,827	$170,672	$63,334

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2021	2021	2020	2020	2020	2021	2020

PER SHARE DATA

Diluted earnings per common share	$0.48	$0.55	$0.50	$0.42	$0.38	$1.03	$0.38
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses (non-GAAP)(1)	0.46	0.47	0.48	0.41	0.38	0.93	0.39
Basic earnings per common share	0.48	0.55	0.50	0.42	0.38	1.03	0.38
Dividends per share - common	0.14	0.14	0.14	0.13	0.13	0.28	0.26
Book value per common share	16.39	16.02	15.78	15.38	15.09	16.39	15.09
Tangible book value per common share (non-GAAP)(1)	10.31	9.95	9.70	9.30	8.99	10.31	8.99

STOCK INFORMATION

Average common shares outstanding	164,781	165,257	165,119	165,200	165,163	165,018	165,588
Average diluted shares outstanding	165,226	165,446	165,119	165,200	165,163	165,314	165,588
End of period common shares outstanding	164,488	165,141	165,095	165,163	165,206	164,488	165,206

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.81%	2.22%	1.97%	1.66%	1.55%	2.01%	0.81%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) (non-GAAP)(1)	1.75%	1.88%	1.90%	1.63%	1.55%	1.81%	0.82%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.95%	2.39%	2.13%	1.80%	1.68%	2.16%	0.90%
Return on average common equity	11.92%	14.15%	12.72%	10.97%	10.27%	13.02%	5.16%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) (non-GAAP)(1)	11.54%	11.96%	12.23%	10.76%	10.28%	11.75%	5.20%
Return on average tangible common equity (non-GAAP)(1)	19.12%	22.90%	20.96%	18.29%	17.40%	20.98%	8.68%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	19.38%	23.16%	21.22%	18.56%	17.70%	21.24%	8.98%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) (non-GAAP)(1)	18.51%	19.35%	20.15%	17.93%	17.41%	18.92%	8.75%

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020

Efficiency ratio	41.08%	36.60%	39.64%	39.56%	39.67%	38.71%	40.83%
Efficiency ratio, as adjusted (non-GAAP)(1)	42.06%	40.67%	40.67%	40.08%	39.38%	41.35%	40.34%
Net interest margin - FTE	3.61%	4.02%	4.00%	3.92%	4.11%	3.81%	4.17%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.54%	3.87%	3.97%	3.98%	4.16%	3.70%	4.19%
Fully taxable equivalent adjustment	$1,810	$1,857	$1,778	$1,576	$1,434	$3,667	$2,661
Total revenue (net)	172,372	193,364	181,910	176,089	173,690	365,736	336,342
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	99,390	120,498	107,669	104,377	102,732	219,888	194,910
Pre-tax net income to total revenue (net)	60.42%	62.32%	59.19%	51.32%	47.25%	61.42%	23.68%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.66%	62.32%	59.19%	59.28%	59.15%	60.12%	57.95%
Total purchase accounting accretion	5,797	5,485	5,736	6,957	7,036	11,282	14,683
Average purchase accounting loan discounts	38,568	43,940	49,563	55,835	62,822	41,218	66,105

OTHER OPERATING EXPENSES

Advertising	$1,194	$1,046	$1,076	$902	$795	$2,240	$2,021
Merger and acquisition expenses	-	-	-	-	-	-	711
Amortization of intangibles	1,421	1,421	1,421	1,420	1,486	2,842	3,003
Electronic banking expense	2,616	2,238	2,282	2,426	2,054	4,854	3,769
Directors' fees	414	383	359	429	412	797	836
Due from bank service charges	273	249	254	259	239	522	462
FDIC and state assessment	1,108	1,363	1,493	1,607	1,846	2,471	3,394
Insurance	787	781	795	766	711	1,568	1,457
Legal and accounting	1,058	846	790	1,235	1,278	1,904	2,197
Other professional fees	1,796	1,613	1,528	1,661	1,735	3,409	4,961
Operating supplies	465	487	440	460	553	952	1,088
Postage	292	338	315	328	313	630	640
Telephone	365	346	347	321	310	711	634
Other expense	3,796	4,589	5,147	3,900	4,352	8,385	8,857

Total other operating expenses	$15,585	$15,700	$16,247	$15,714	$16,084	$31,285	$34,030

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020

BALANCE SHEET RATIOS

Total loans to total deposits	73.42%	79.77%	88.17%	90.37%	90.73%
Common equity to assets	15.30%	15.34%	15.89%	15.35%	14.75%
Tangible common equity to tangible assets (non-GAAP)(1)	10.20%	10.12%	10.41%	9.88%	9.35%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,144,375	$4,289,142	$4,429,060	$4,342,141	$4,325,795
Construction/land development	1,541,482	1,612,973	1,562,298	1,748,928	1,818,151
Agricultural	126,293	113,382	114,431	89,476	105,554
Residential real estate loans
Residential 1-4 family	1,316,485	1,437,546	1,536,257	1,665,628	1,730,716
Multifamily residential	332,256	377,661	536,538	491,380	482,635
Total real estate	7,460,891	7,830,704	8,178,584	8,337,553	8,462,851
Consumer	824,938	839,819	864,690	883,568	851,344
Commercial and industrial	1,612,826	1,794,787	1,896,442	2,161,818	2,228,816
Agricultural	69,152	65,017	66,869	85,365	80,023
Other	231,368	248,166	214,136	223,166	332,709
Loans receivable	$10,199,175	$10,778,493	$11,220,721	$11,691,470	$11,955,743

Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	473,894	646,382	675,225	825,362	819,154

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$242,932	$245,473	$248,224	$238,340	$228,923
Loans charged off	3,023	3,047	3,040	4,599	2,582
Recoveries of loans previously charged off	542	506	289	483	558
Net loans charged off	2,481	2,541	2,751	4,116	2,024
Provision for credit losses - loans	-	-	-	14,000	11,441
Balance, end of period	$240,451	$242,932	$245,473	$248,224	$238,340

Net charge-offs to average total loans	0.09%	0.09%	0.10%	0.14%	0.07%
Allowance for credit losses to total loans	2.36%	2.25%	2.19%	2.12%	1.99%
Allowance for credit losses to total loans, excluding PPP loans	2.47%	2.40%	2.33%	2.28%	2.14%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$55,269	$59,142	$64,528	$65,148	$52,074
Loans past due 90 days or more	3,667	4,209	9,610	8,635	7,824
Total non-performing loans	58,936	63,351	74,138	73,783	59,898
Other non-performing assets
Foreclosed assets held for sale, net	1,969	3,004	4,420	4,322	6,292
Other non-performing assets	-	-	-	247	247
Total other non-performing assets	1,969	3,004	4,420	4,569	6,539
Total non-performing assets	$60,905	$66,355	$78,558	$78,352	$66,437

Allowance for credit losses for loans to non-performing loans	407.99%	383.47%	331.10%	336.42%	397.91%
Non-performing loans to total loans	0.58%	0.59%	0.66%	0.63%	0.50%
Non-performing assets to total assets	0.35%	0.38%	0.48%	0.47%	0.39%
(1)  Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$2,577,101	$707	0.11%	$1,610,463	$410	0.10%
Federal funds sold	51	-	0.00%	119	-	0.00%
Investment securities - taxable	1,909,485	7,185	1.51%	1,637,061	6,253	1.55%
Investment securities - non-taxable - FTE	864,416	6,527	3.03%	848,158	6,732	3.22%
Loans receivable - FTE	10,541,466	141,872	5.40%	11,023,139	151,113	5.56%
Total interest-earning assets	15,892,519	156,291	3.94%	15,118,940	164,508	4.41%
Non-earning assets	1,598,840			1,599,950
Total assets	$17,491,359			$16,718,890

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,684,726	$3,960	0.18%	$8,338,791	$4,716	0.23%
Time deposits	1,123,287	2,474	0.88%	1,209,431	2,989	1.00%
Total interest-bearing deposits	9,808,013	6,434	0.26%	9,548,222	7,705	0.33%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	157,570	107	0.27%	159,697	190	0.48%
FHLB borrowed funds	400,000	1,896	1.90%	400,000	1,875	1.90%
Subordinated debentures	370,613	4,792	5.19%	370,421	4,793	5.25%
Total interest-bearing liabilities	10,736,196	13,229	0.49%	10,478,340	14,563	0.56%
Non-interest bearing liabilities
Non-interest bearing deposits	3,966,968			3,480,050
Other liabilities	128,048			134,882
Total liabilities	14,831,212			14,093,272
Shareholders' equity	2,660,147			2,625,618
Total liabilities and shareholders' equity	$17,491,359			$16,718,890
Net interest spread			3.45%			3.85%
Net interest income and margin - FTE		$143,062	3.61%		$149,945	4.02%

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$2,096,452	$1,117	0.11%	$542,066	$1,327	0.49%
Federal funds sold	84	-	0.00%	2,609	21	1.62%
Investment securities - taxable	1,774,026	13,438	1.53%	1,690,083	18,469	2.20%
Investment securities - non-taxable - FTE	856,332	13,259	3.12%	417,919	8,981	4.32%
Loans receivable - FTE	10,780,972	292,985	5.48%	11,399,178	317,636	5.60%
Total interest-earning assets	15,507,866	320,799	4.17%	14,051,855	346,434	4.96%
Non-earning assets	1,599,393			1,674,486
Total assets	$17,107,259			$15,726,341

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,512,714	$8,677	0.21%	$7,346,281	$23,621	0.65%
Time deposits	1,166,121	5,462	0.94%	1,899,673	15,693	1.66%
Total interest-bearing deposits	9,678,835	14,139	0.29%	9,245,954	39,314	0.86%
Federal funds purchased	-	-	0.00%	3,132	13	0.83%
Securities sold under agreement to repurchase	158,628	297	0.38%	146,404	722	0.99%
FHLB borrowed funds	400,000	3,771	1.90%	637,940	5,354	1.69%
Subordinated debentures	370,518	9,585	5.22%	369,749	9,978	5.43%
Total interest-bearing liabilities	10,607,981	27,792	0.53%	10,403,179	55,381	1.07%
Non-interest bearing liabilities
Non-interest bearing deposits	3,724,854			2,724,537
Other liabilities	131,446			128,102
Total liabilities	14,464,281			13,255,818
Shareholders' equity	2,642,978			2,470,523
Total liabilities and shareholders' equity	$17,107,259			$15,726,341
Net interest spread			3.64%			3.89%
Net interest income and margin - FTE		$293,007	3.81%		$291,053	4.17%

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2021	2021	2020	2020	2020	2021	2020

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$79,070	$91,602	$81,794	$69,320	$62,827	$170,672	$63,334
Pre-tax adjustments
Fair value adjustment for marketable securities	(1,250)	(5,782)	(4,271)	1,350	(919)	(7,032)	4,899
Special dividend from equity investment	(2,200)	(8,073)	-	(3,181)	-	(10,273)	(7,004)
Gain on securities	-	(219)	-	-	-	(219)	-
Recoveries on historic losses	-	(5,107)	-	-	-	(5,107)	-
Branch write-off expense	-	-	-	-	981	-	981
Outsourced special project expense	-	-	-	-	-	-	1,092
Merger and acquisition expenses	-	-	-	-	-	-	711
Total pre-tax adjustments	(3,450)	(19,181)	(4,271)	(1,831)	62	(22,631)	679
Tax-effect of adjustments	(902)	(5,013)	(1,116)	(479)	16	(5,915)	177
Total adjustments after-tax (B)	(2,548)	(14,168)	(3,155)	(1,352)	46	(16,716)	502
Earnings, as adjusted (C)	$76,522	$77,434	$78,639	$67,968	$62,873	$153,956	$63,836

Average diluted shares outstanding (D)	165,226	165,446	165,119	165,200	165,163	165,314	165,588

GAAP diluted earnings per share: (A/D)	$0.48	$0.55	$0.50	$0.42	$0.38	$1.03	$0.38
Adjustments after-tax: (B/D)	(0.02)	(0.08)	(0.02)	(0.01)	-	(0.10)	0.01
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (C/D)	$0.46	$0.47	$0.48	$0.41	$0.38	$0.93	$0.39

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.81%	2.22%	1.97%	1.66%	1.55%	2.01%	0.81%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) ((A+F)/G)	1.75%	1.88%	1.90%	1.63%	1.55%	1.81%	0.82%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	1.95%	2.39%	2.13%	1.80%	1.68%	2.16%	0.90%

GAAP net income available to common shareholders (A)	$79,070	$91,602	$81,794	$69,320	$62,827	$170,672	$63,334
Amortization of intangibles (D)	1,421	1,421	1,421	1,420	1,486	2,842	3,003
Amortization of intangibles after-tax (E)	1,049	1,049	1,049	1,049	1,098	2,098	2,218
Adjustments after-tax (F)	(2,548)	(14,168)	(3,155)	(1,352)	46	(16,716)	502
Average assets (G)	17,491,359	16,718,890	16,493,066	16,594,495	16,319,206	17,107,259	15,726,341
Average goodwill, core deposits & other intangible assets (H)	1,001,598	1,003,011	1,004,432	1,005,864	1,007,307	1,002,301	1,003,156

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	11.92%	14.15%	12.72%	10.97%	10.27%	13.02%	5.16%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) ((A+C)/D)	11.54%	11.96%	12.23%	10.76%	10.28%	11.75%	5.20%
Return on average tangible common equity:(A/(D-E))	19.12%	22.90%	20.96%	18.29%	17.40%	20.98%	8.68%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	19.38%	23.16%	21.22%	18.56%	17.70%	21.24%	8.98%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) ((A+C)/(D-E))	18.51%	19.35%	20.15%	17.93%	17.41%	18.92%	8.75%

GAAP net income available to common shareholders (A)	$79,070	$91,602	$81,794	$69,320	$62,827	$170,672	$63,334
Earnings excluding intangible amortization (B)	80,119	92,651	82,843	70,369	63,925	172,770	65,553
Adjustments after-tax (C)	(2,548)	(14,168)	(3,155)	(1,352)	46	(16,716)	502
Average common equity (D)	2,660,147	2,625,618	2,557,251	2,513,792	2,459,941	2,642,978	2,470,523
Average goodwill, core deposits & other intangible assets (E)	1,001,598	1,003,011	1,004,432	1,005,864	1,007,307	1,002,301	1,003,156

EFFICIENCY RATIO & P5NR

Efficiency ratio: ((D-F)/(B+C+E))	41.08%	36.60%	39.64%	39.56%	39.67%	38.71%	40.83%
Efficiency ratio, as adjusted: ((D-F-H)/(B+C+E-G))	42.06%	40.67%	40.67%	40.08%	39.38%	41.35%	40.34%

Pre-tax net income to total revenue (net) (A/(B+C))	60.42%	62.32%	59.19%	51.32%	47.25%	61.42%	23.68%
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$99,390	$120,498	$107,669	$104,377	$102,732	$219,888	$194,910
P5NR (Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	57.66%	62.32%	59.19%	59.28%	59.15%	60.12%	57.95%

Pre-tax net income (A)	$104,142	$120,498	$107,669	$90,377	$82,077	$224,640	$79,657
Net interest income (B)	141,252	148,088	148,025	146,138	148,667	289,340	288,392
Non-interest income (C)	31,120	45,276	33,885	29,951	25,023	76,396	47,950
Non-interest expense (D)	72,982	72,866	74,241	71,712	70,958	145,848	141,432
Fully taxable equivalent adjustment (E)	1,810	1,857	1,778	1,576	1,434	3,667	2,661
Amortization of intangibles (F)	1,421	1,421	1,421	1,420	1,486	2,842	3,003

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$1,250	$5,782	$4,271	$(1,350)	$919	$7,032	$(4,899)
Gain (loss) on OREO	619	401	150	470	235	1,020	512
Gain (loss) on branches, equipment and other assets, net	(23)	(29)	217	(27)	54	(52)	136
Special dividend from equity investment	2,200	8,073	-	3,181	-	10,273	7,004
Gain (loss) on securities	-	219	-	-	-	219	-
Recoveries on historic losses	-	5,107	-	-	-	5,107	-
Total non-interest income adjustments (G)	$4,046	$19,553	$4,638	$2,274	$1,208	$23,599	$2,753

Non-interest expense:
Branch write-off expense	$-	$-	$-	$-	$981	$-	$981
Merger Expenses	-	-	-	-	-	-	711
Outsourced special project expense	-	-	-	-	-	-	1,092
Total non-interest expense adjustments (H)	$-	$-	$-	$-	$981	$-	$2,784

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020

ANNUALIZED NET INTEREST MARGIN

Net interest margin: (A/C)	3.61%	4.02%	4.00%	3.92%	4.11%	3.81%	4.17%
Net interest margin, excluding PPP loans: (B/D)	3.54%	3.87%	3.97%	3.98%	4.16%	3.70%	4.19%

Net interest income - FTE (A)	$143,062	$149,945	$149,803	$147,714	$150,101	$293,007	$291,053
PPP loan interest & discount accretion income	7,802	11,878	8,841	5,943	4,450	19,680	4,450
Net interest income - FTE, excluding PPP loans (B)	$135,260	$138,067	$140,962	$141,771	$145,651	$273,327	$286,603

Average interest-earning assets (C)	$15,892,519	$15,118,940	$14,900,381	$14,975,146	$14,678,465	$15,507,866	$14,051,855
Average PPP loans	581,371	633,790	775,861	821,977	585,946	607,436	292,973
Average interest-earning assets, excluding PPP loans (D)	$15,311,148	$14,485,150	$14,124,520	$14,153,169	$14,092,519	$14,900,430	$13,758,882

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2021	2021	2020	2020	2020

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$16.39	$16.02	$15.78	$15.38	$15.09
Tangible book value per common share: ((A-C-D)/B)	10.31	9.95	9.70	9.30	8.99

Total stockholders' equity (A)	$2,696,189	$2,645,204	$2,605,758	$2,540,799	$2,492,146
End of period common shares outstanding (B)	164,488	165,141	165,095	165,163	165,206
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	27,886	29,307	30,728	32,149	33,569

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.30%	15.34%	15.89%	15.35%	14.75%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.20%	10.12%	10.41%	9.88%	9.35%

Total assets (A)	$17,627,192	$17,240,241	$16,398,804	$16,549,758	$16,895,406
Total stockholders' equity (B)	2,696,189	2,645,204	2,605,758	2,540,799	2,492,146
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	27,886	29,307	30,728	32,149	33,569